UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SOLEI SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SOLEI SYSTEMS, INC.

206 N. Washington Street. Suite 100

Alexandria, Virginia 22314

To:	The Holders of the Common Stock of Solei Systems, Inc.

Re:	Action by Written Consent In lieu of Annual Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of Solei Systems, Inc., a Florida corporation (the Company , or SOLI ), to the holders of record of the Company s common stock, $0.001 par value per share, at the close of business on March 5, 2020. The purpose of this Information Statement is to inform the Company s stockholders of certain actions taken by the written consent of the holders of a majority of the Company s voting stock, dated as of March 5, 2020, in lieu of an Annual Meeting of stockholders.

1.	To grant the Board of Directors the authority to amend the Company’s articles of incorporation to affect a Name Change to CareClix Holdings, Inc. and Symbol Change to CLXH, or an alternate appropriate trading symbol which relates to the new Name (the “Name and Symbol Change Proposal”) of the Company’s common stock (“Common Stock”).

The foregoing actions were approved on March 5, 2020 by our Board of Directors. In addition, on March 5, 2020, Charles O. Scott, the majority holder of the Company s outstanding voting securities, as of the record date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval because Charles O. Scott owns 124,204,000 shares of Common Stock, equal to 60.0% of the Company s total issued and outstanding shares of Common Stock.

The Florida Business Corporation Act (the FBCA ) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to affect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

The above actions taken by the Company s stockholders will become effective on or after April 8, 2020 and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company. FINRA must also approve the Name and Symbol Change in order for it to be declared effective.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about March 18, 2020.

By Order of the Board of Directors
/s/ Charles O. Scott
Charles O. Scott
Chairman of the Board and Chief Executive Officer
March 19, 2020
Alexandria, Virginia

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SOLEI SYSTEMS, INC.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the Common Stock ) of Solei Systems, Inc., a Florida corporation ( We or the Company ) by the Board of Directors to notify them about a certain action that the holders of a majority of the Company s outstanding voting stock have taken by written consent, in lieu of an Annual Meeting of the stockholders. The action was taken on March 5, 2020. Copies of this Information Statement are first being sent on or about March 5, 2020 to the holders of record on March 5, 2020 of the outstanding shares of the Company s Common Stock.

General Information

Stockholders of the Company owning a majority of the Company s outstanding voting securities have approved the following actions (the Actions ) by written consent dated February 10, 2020, in lieu of a meeting of the stockholders:

1. To grant the Board of Directors the authority to amend the Company s Articles of Incorporation to affect a Name Change to CareClix Holdings, Inc. and Symbol Change to CLHX, or an alternate appropriate trading symbol which relates to the new Name (the Name and Symbol Change Proposal ) of the Company s common stock ( Common Stock ).

The Company may ask brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters Right of Appraisal

No dissenters or appraisal rights under the Florida Business Corporation Act are afforded to the Company s stockholders as a result of the approval of the actions set forth above.

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Vote Required

The vote, which was required to approve the above actions, was the affirmative vote of the holders of a majority of the Company s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is March 5, 2020. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on March 5, 2020 (the Record Date ). As of the Record Date, the Company had outstanding 205,670,136 shares of Common Stock. Holders of the Common Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is Securities Transfer Corporation, 2901 Dallas Parkway, Suite 380, Plano, TX 75093. Telephone: 469-633-0101.

Vote Obtained The Florida Business Corporation Act

The Florida Business Corporation Act provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholder and his respective approximate ownership percentage of the voting stock of the Company is as follows: Charles

O. Scott, Chairman of the Board, Chief Executive Officer and, and Director of the Company: Charles O. Scott owns 124,204,000 shares of Common Stock equal to 60.0% of the Company s total issued and outstanding shares of Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the Exchange Act ) to the Company s stockholders on the Record Date. Pending approval by FINRA, the corporate action described herein will be effective approximately 20 days (the 20-day Period ) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or after April 8, 2020.

The entire cost of furnishing this Information Statement will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the Record Date with respect to the beneficial ownership of Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock as of the Record Date (ii) our current directors, (iii) each person who will become a director on or after the tenth day following our mailing of this Information Statement, (iv) each of our executive officers and (v) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws, where applicable, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock that are shown as beneficially owned by them. In computing the number of shares of Common Stock owned by a person and the percentage ownership of that person, any such shares subject to options and warrants held by that person that are exercisable as of the Record Date or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of that person s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person. The percent of class is based on 205,670,136 shares of common stock issued and outstanding as of the date of this report. Unless otherwise

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indicated, the mailing address of each individual is c/o Solei Systems, Inc., 206 N. Washington Street. Suite 100, Alexandria, Virginia 22314

Name of Shareholder/Officer/Director	Number of Shares of Common stock	Percentage

Charles O. Scott [1][2] Chief Executive Officer, Chairman & Director	124,204,000	60.0%

Joshua Flood[3] President, Chief Financial Officer & Director	11,004,000	5.32%

Shahin John Korangy, MD, Director	7,968,832	3.85%

Gregory Arms, Director	0	0%
Randall Hoggle, Director	0	0%

Gregory Shepard, Director	0	0%

Sidney Stolz, Director[5]	0	0%

[1]	124,204,000 restricted common shares are owned by Charles O. Scott in his own name as of the Record Date.

[2]

There are currently no shares of preferred stock issued and outstanding. As such, by holding the majority of the ownership of 60.0% our issued and outstanding shares of Common Stock, Mr. Scott holds majority voting control as of the Record Date.

[3]	11,004,000 restricted common shares are owned by Joshua M. Flood in his own name as of the Record Date.

[4]	7,968,832 restricted common shares are owned by Dr. Shahin John Korangy in his own name as of the Record Date.

[5]	Together all of the officers and directors own a total of 143,176,832 shares of common stock, representing 69.6%."

PROPOSAL 1

APPROVAL TO AFFECT A NAME AND SYMBOL CHANGE TO THE COMPANY'S COMMON STOCK

We received majority shareholder approval to affect a Name Change to CareClix Holdings, Inc. and Symbol Change to an appropriate trading symbol which relates to the new Name (the Name and Symbol Change Proposal ).

The Board unanimously approved and recommended seeking shareholder approval of this Name and Symbol Change Proposal, on March 5, 2020.

The Board's decision to affect the Name and Symbol Change is based on a number of factors, including the fact that the present name, Solei Systems, Inc., relates to the Company s old business model prior to present Management s coming aboard, and Solei does not have any relation to the Company s current health care business model. In addition, renaming the Company after its operating subsidiary, CareClix Holdings, Inc., will alleviate any confusion in the marketplace, and will hopefully draw further attention to the Company s CareClix business.

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Reasons for the Name and Symbol Change

The primary purpose for effecting the Name and Symbol Change would be so our Company name reflects our current business model and our trading symbol relates to our new name. The Board of Directors believes that affecting the Name and Symbol Change would, among other things, help us to attract new investors and increase our brand awareness.

Certain Risks Associated with a Name and Symbol Change

Even if a Name and Symbol Change is affected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the Company s name and trading symbol.

Procedure for Effecting Name and Symbol Change

The Name and Symbol Change Proposal was approved the majority shareholder, and our Board has determined that such an action is in the best interests of the Company and our shareholders, taking into consideration the factors discussed above.

We will plan to file with FINRA the Issuer Company Related Action Form seeking FINRA s approval of the Name and Symbol Change Proposal approximately ten days following the mailing of this Information Statement. As part of our application to FINRA, we will also file an Amendment to our Articles of Incorporation with the Secretary of the State of Florida at such time as our Board of Directors had determined as the appropriate effective time for the Name and Symbol Change. Our first choice for trading symbol is CLXH. However, FINRA allows us to choose three possible trading symbols as part of the application process and at this time we do not know what the new trading symbol will be. Neither the Name Change nor the Symbol Change will become effective until approved by FINRA.

As soon as practicable after the effective date of the Name and Symbol Change, shareholders would be notified that the Name and Symbol Change had been affected via publication on FINRA s Daily List and thereafter will also be announced via an 8-K Current Report filed by the Company.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to a Name and Symbol Change, and we will not independently provide shareholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Name and Symbol Change Proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

Charles O. Scott, the Majority Shareholder executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

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Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

Charles O. Scott, the Majority Shareholder executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC s Public Reference Room at 100 F Street, N.E., Washington, DC 20549-2736.

By order of the Board of Directors

/s/ Charles O. Scott
Charles O. Scott
Chairman of the Board and Chief Executive Officer
March 19, 2020
Alexandria, Virginia

MAJORITY SHAREHOLDER CONSENT

TO NAME AND SYMBOL CHANGE

SOLEI SYSTEMS, INC.

I, Charles O. Scott, being the majority shareholder of SOLEI SYSTEMS, INC., certify as follows.

In an action by written consent of the majority shareholders effective March 5, 2020, that the following resolution was duly authorized and said authorization has not in any way been amended, annulled, revoked, or repealed and remains in full force and effect as of the date hereof:

RESOLVED, that the Articles of Incorporation may be hereby amended to change the name of the Corporation from

SOLEI SYSTEMS, INC. to CARECLIX HOLDINGS, INC.

RESOLVED, that the required filings may be made to the SEC, the State of Florida, and thereafter that application to FINRA may hereby be sought to affect the Name Change and to change the Corporations’ trading symbol from SOLI to CLXH or an alternative symbol relating to the new name.

IN WITNESS WHEREOF, I have hereunto signed my name:

/s/ Charles O. Scott
Charles O. Scott
Majority Shareholder

ACTION BY WRITTEN CONSENT OF DIRECTORS

(Florida Statutes 78.315(2))

OF

SOLEI SYSTEMS, INC.

A Florida Corporation

The undersigned Directors of Solei Systems, Inc., a Florida Corporation (the "Corporation") pursuant to Section 607 of the Florida Statutes, hereby consent to the following actions of the Corporation as of March 5, 2020.

1.	APPROVAL OF NAME CHANGE

RESOLVED: That the Board of Directors acknowledges today the receipt of the Written Consent of the Majority Shareholder, and consistent with such Majority Shareholder Consent, that the Corporation be and hereby is authorized to change its name from Solei Systems, Inc. to CareClix Holdings, Inc. by filing Articles of Amendment with the Florida Department of State, filing the necessary disclosures with the SEC and by making application to FINRA.

2.	APPROVAL OF TRADING SYMBOL CHANGE

RESOLVED: That the Board of Directors acknowledges today the receipt of the Written Consent of the Majority Shareholder, and consistent with such Majority Shareholder Consent, that the Corporation be and hereby is authorized to change its trading symbol from SOLI to CLXH or to an alternate symbol related to the new name, by filing the necessary disclosures with the SEC and by making application to FINRA.

3.	OMNIBUS RESOLUTION

RESOLVED FURTHER, that the officers of the Corporation, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Corporation and on its behalf, to execute any additional certificates (including any officer's certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions.

This Written Consent of the Board of Directors of Solei Systems, Inc. may be executed in any number of counterparts and each of such counterparts shall for all purposes constitute one Written Consent, notwithstanding that all directors are not signatories to the same counterpart, effective as of the date first written above. This Written Consent may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned director.

Dated: March 5, 2020

/s/ Charles O. Scott	/s/ Joshua M. Flood
Charles O. Scott, Director	Joshua M. Flood, Director

/s/ Randall Hoggle	/s/ John Karangy
Randall Hoggle, Director	John Karangy, Director

/s/ Gregory Shepard	/s/ Sidney Stolz
Gregory Shepard, Director	Sidney Stolz, Director